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                                                                   Exhibit 10(b)

                             AMENDMENT NUMBER THREE
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN



                  WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

                  WHEREAS, the Corporation, by action of the Corporation's Board of Directors, has the authority to amend the Plan pursuant to Section 17.1 of the Plan; and

                  WHEREAS, the Corporation, by action of the Corporation's Board of Directors, amended the Plan at its meeting held on December 5, 2003 and authorized and directed the President, any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer and such other persons as are delegated by them to execute all such instruments, documents and certificates that such person deems necessary, advisable or appropriate.

                  NOW, THEREFORE, pursuant to such authorization and direction, I do hereby execute the following amendment adopted by the Corporation's Board of Directors on December 5, 2003:

         1. Effective December 2, 2003, Section 12.1 of the Plan in restated in its entirety to read as follows:

                  Section 12.1. Voting Shares of Harris Stock. The Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant (and Beneficiary) who has Harris Stock credited to his or her individual account under the Harris Stock Fund the date and purpose of each meeting of the shareholders of the Company at which Harris Stock is entitled to be voted. The Trustee, or the

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                  Company if it has furnished such information to such
                  Participants (and Beneficiaries) with respect to a particular shareholders' meeting, shall request from each such Participant (or Beneficiary) instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee, which may be the Company's transfer agent) regarding the voting at such meeting of Harris Stock credited to the Participant's (or Beneficiary's) account. If the Participant (or Beneficiary) furnishes such instructions to the Trustee or its agent within the time specified in the notification, then the Trustee shall vote such Harris Stock in accordance with such instructions. All Harris Stock credited to accounts as to which the Trustee or its agent do not receive instructions as specified above and all unallocated Harris Stock held in the Harris Stock Fund shall be voted by the Trustee proportionately in the same manner as it votes Harris Stock as to which the Trustee or its agent have received voting instructions as specified above.

         2. Effective December 2, 2003, Section 12.2(a) of the Plan is amended by adding the following sentences to the end thereof to read as follows:

                  Any securities or other property received by the Trustee as a result of having tendered Harris Stock shall be held, and any cash so received shall be invested, in short term investments pending any further action which the Trustee may be required or directed to take pursuant to the Plan. Notwithstanding anything to the contrary, during the period of any public offer for Harris Stock, the Trustee shall refrain from making purchases of Harris Stock in connection with the Plan and the Trust. In addition to compensation otherwise payable, the Trustee shall be entitled to reasonable compensation and reimbursement for its reasonable out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section.


         IN WITNESS WHEREOF, Harris Corporation has caused this instrument to be executed on this 17th day of December 2003.


                                       HARRIS CORPORATION

                                       By: /s/ D.S. Wasserman
                                           ---------------------------
                                           David S. Wasserman
                                           Vice President - Treasurer





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